CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the references to our firm under the caption “Financial Highlights” in the Prospectus and to the incorporation by reference of our report dated July 25, 2007 on the financial statements and financial highlights of AIG Retirement Company I (formerly VALIC Company I) (comprised of Asset Allocation Fund, Blue Chip Growth Fund, Broad Cap Value Income Fund, Capital Conservation Fund, Core Equity Fund, Core Value Fund, Foreign Value Fund, Global Equity Fund, Global Social Awareness Fund, Global Strategy Fund, Government Securities Fund, Growth Fund (formerly VALIC Ultra Fund), Growth & Income Fund, Health Sciences Fund, Inflation Protected Fund, International Equities Fund, International Government Bond Fund, International Growth I Fund, Large Cap Core Fund, Large Capital Growth Fund, Mid Cap Index Fund, Mid Cap Strategic Growth Fund, Money Market I Fund, Nasdaq-100 ® Index Fund, Science & Technology Fund, Small Cap Aggressive Growth Fund, Small Cap Fund, Small Cap Special Values Fund, Small Cap Index Fund, Small-Mid Growth Fund (formerly Small Cap Strategic Growth Fund), Stock Index Fund, and Value Fund) as of and for the year ended May 31, 2007 in the Post-Effective Amendment Number 55 to the Registration Statement (Form N-1A No. 2-83631/811-3738).
ERNST & YOUNG LLP
Houston, Texas
September 22, 2008